FIRST AMENDMENT TO 1996 TERM CREDIT AGREEMENT


         THIS FIRST AMENDMENT TO 1996 TERM CREDIT AGREEMENT (the "First Amendment"), dated as of July, 17, 1996, is intended to amend the terms of the 1996 Term Credit Agreement (the "Agreement") dated as of May, 3, 1996, among DATA TRANSMISSION NETWORK CORPORATION, FIRST NATIONAL BANK OF OMAHA, FIRST NATIONAL BANK, WAHOO, NEBRASKA, NBD BANK, NORWEST BANK NEBRASKA, N.A., FARM CREDIT SERVICES OF THE MIDLANDS, PCA, and BROADCAST PARTNERS. The parties to this Amendment shall include the original parties to the Agreement, THE SUMITOMO BANK, LIMITED, a Japanese bank being represented by its office at 200 North Broadway, Suite 1625, St. Louis, Missouri 63102 and acting through its Chicago branch ("Sumitomo"), MERCANTILE BANK OF ST. LOUIS, N.A., a national banking association having its principal place of business at One Mercantile Center, 7th and Washington Streets, St. Louis, Missouri, 63101 and FIRST BANK, NATIONAL ASSOCIATION (successor in interest to FirsTier Bank, National Association), a national banking association having its principal place of business at 13th and M Streets, Lincoln, Nebraska 68508. All terms and conditions of the Agreement shall remain in full force and effect except as expressly amended herein. All capitalized terms herein shall have their respective meanings set forth in the Agreement. The Agreement shall be amended as set forth below.

         Section 1. "Article I: Definitions" of the Agreement shall be amended by adding the following definitions:

         Mercantile:       Mercantile Bank of St. Louis, N.A., a national
                           banking  association  having its  principal  place of
                           business at One Mercantile Center, 7th and Washington
                           Streets, St. Louis, Missouri 63101.
         New York
                                    Prime: The floating  interest rate published
                                    as   the"Prime   Rate"  (the  base  rate  on
                                    corporate loans posted by at least 75% of the nation's 30 largest banks) in the Wall Street Journal on the first day of each month, or if no rate is published on the first day of any month, on the first day thereafter when such rate is published. For purposes of this Agreement, New York Prime shall fluctuate on a monthly basis. Changes to New York Prime shall be effective on the first day of each month based on the "Prime Rate" in effect on such day.

         Release:                   The Federal Reserve Statistical Release.

         Subsidiaries:              Any   corporation,   business   association,
                                    partnership,    joint    venture,    limited
                                    liability company or other business entity in which the Borrower, or one or



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


                                    more of its Subsidiaries, or the Borrower and one or more of its Subsidiaries has either (i) more than 50% of the equity ownership thereof, or (ii) the power to elect a majority of the directors or to control the identification of the managing or general partners or similar governing persons thereof.

         Sumitomo:                  The Sumitomo Bank, Limited, a Japanese bank
                                    being represented by its office at 200 North
                                    Broadway,  Suite 1625,  St. Louis,  Missouri
                                    63102 and acting through its Chicago branch.

The following definitions shall be amended to read as follows:

         Banks: FNB-O, FNB-W, First Bank, Mercantile, NBD, Norwest, Farm Credit, AgAmerica and Sumitomo and such additional banks as may be added hereto from time to time by mutual written agreement of the parties.

         Net Worth:                 The  Borrower's  consolidated  net worth as
                                    determined  in  accordance   with  generally
                                    accepted    accounting    principles    plus
                                    subordinated  debt.  For  purposes  of  this
                                    definition,    "subordinated   debt"   means
                                    indebtedness   of  the  Borrower   which  is
                                    subordinate, in a manner satisfactory to the Lenders, to the indebtedness due to the Lenders, and the repayment of which is forbidden during the existence of any Event of Default hereunder; provided however, that any such indebtedness shall not be deemed subordinated debt to the extent of the amount of principal payments that are due thereon within one (1) year from the date of determination.

         Notes:                     Those certain promissory notes from the Bor-
                                    rower to the Lenders dated as of May 3, 1996
                                    and  July 17,   1996,   including,   without
                                    limitation,  the  Notes to the  Banks and to
                                    Broadcast  Partners as referenced in Section
                                    2.1 hereof,  and such  additional term notes
                                    as the  parties may  hereafter  agree to add
                                    hereto as Notes.
         Operating
         Cash Flow:                 The Borrower's consolidated average monthly
                                    earnings    or   loss    before    interest,
                                    depreciation,  amortization and taxes,  less
                                    current  tax  expense  and plus or minus any
                                    non-ordinary  non-cash charges or credits to
                                    earnings,  which  average  shall be based on
                                    the Borrower's  actual financial  results in
                                    the two (2) full calendar  months  preceding
                                    the date of  determination.  For purposes of
                                    calculating  Operating  Cash  Flow  for this
                                    Agreement,  the  Borrower  shall not  permit
                                    deferred    commission    expenses   to   be
                                    capitalized for any period in excess of twelve (12) months.

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Related Loan
Agreements:                         The Loan Agreement dated as of October 9,
                                    1992,   between  the   Borrower  and  FNB-O,
                                    FirsTier  and  FNB-W  and the 1995  Restated
                                    Loan  Agreement  dated as of June  29,  1995
                                    between the Borrower and FNB-O, FirsTier, FNB-W, NBD, Norwest, AgAmerica and Boatmen's and any loan agreements issued in extension, renewal, replacement, or reinstatement of the foregoing, including the 1996 Revolving
                                    Credit Agreement dated as of June 28, 1996 among the Borrower, FNB-O and certain other banks named therein (the "1995 Restated Loan
                                    Agreement").

         Revolving
         Credit Rate:               The floating  interest rate  announced from
                                    time to time by FNB-O as its "National  Base
                                    Rate."  The  National  Base  Rate  is set by
                                    FNB-O, solely in its discretion,  to reflect
                                    generally  the  rates  charged  by  national
                                    money center banks as their reference rates.
                                    (Previously, the rate was announced by FNB-O
                                    as its "New York Base Rate.")  Rates charged
                                    by  FNB-O  may be at,  above  or  below  the
                                    National  Base Rate,  as determined by FNB-O
                                    as to each respective customer.
         Total
         Indebtedness:              All loans and other obligations of the Bor-
                                    rower   and   its   Subsidiaries,    without
                                    duplication,  for borrowed money (including,
                                    without limitation,  the indebtedness due to
                                    the  Lenders  and the holders of the Related
                                    Bank  Debt)   regardless   of  the  maturity
                                    thereof  but such  term  shall  not  include
                                    subordinated  debt of the Borrower,  as such
                                    term is  defined  in the  definition  of Net
                                    Worth,    up   to    $15,000,000   if   such
                                    subordinated debt is existing on May 3, 1996.

         Section 2. Section 2.1 of the Agreement shall be amended to read as follows:

                  2.1. Term Credit. The Banks agree to advance $44,119,900 to the Borrower for the purchase of substantially all of the assets of Broadcast Partners. Such advances shall be made, in one or more closings, on a pro rata basis by the Banks, based on the following maximum advance limits for each Bank: (1) as to FNB-O, $10,780,000; (ii) as to FNB-W, $245,000; (iii) as to
                  NBD,  $6,223,000;  (iv) as to Norwest,  $4,047,000;  (v) as to
                  Farm Credit, $10,388,000;  (vi) as to Mercantile,  $5,333,900;
                  (vii) as to Sumitomo, $5,170,000, (viii) as to First Bank, $1,933,000. In addition, Broadcast Partners will receive a replacement note for $4,070,100, representing a portion of the purchase price consideration due to Broadcast Partners under the Purchase Agreement.

                           It is understood and agreed by the parties  that the
                  foregoing advances by FNB-O, FNB-W, NBD, and Farm Credit were made at the initial closing under the Agreement on May 3, 1996. The foregoing advance by Norwest represents a new advance of $2,225,000, which is in addition to the advance of


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                                    - 155 -

                  $1,822,000 made at the initial closing under the Agreement on May 3, 1996. The foregoing advances by Mercantile, Sumitomo and First Bank represent new advances, the proceeds of which, along with the new advance by Norwest, shall be used to partially prepay the existing Note held by Broadcast Partners in the original principal amount of $18,732,000. principal amount of $18,732,000.

         Section 3. The Borrower shall, upon the effective date hereof, pay a fee of $7,330.95 to FNB-O, for distribution to the Banks making new advances as follows: (i) $1,112.50 to Norwest; (ii) $2,666.95 to Mercantile;
(iii) $2,585.00 to Sumitomo; and (iv) $966.50 to First Bank.

         Section 4. Notwithstanding Section 2.2 of the Agreement, interest on the Notes issued to First Bank and Broadcast Partners hereunder shall bear interest on the principal loan amount thereof at the following rates until June 30, 1999 (whereupon the interest rate reset described in Section 2.2 of the Agreement shall be applicable):

         (a) as to Broadcast Partners, the interest rate shall continue to be 8.25% per annum; and

         (b)      as to First Bank, the rate shall be 8.36% per annum.

Notwithstanding Section 2.2 of the Agreement, the Notes issued to Mercantile, NBD, Sumitomo, Norwest and FNB-W hereunder shall bear interest on the principal loan amount thereof at a variable rate per annum equal to New York Prime minus one-half of one percent (0.5%). After an Event of Default, such floating rate Notes will bear interest at a rate per annum equal to three and one-half percent (3.5%) above New York Prime.

         Section 5. The following provisions of the Agreement shall be amended as follows:

         (a) Section 2.6 of the Agreement shall be amended to read as follows:

                           Prepayment. Prepayments of the Notes may be made in full or in part at any time upon 10 days prior written notice to the Lenders; provided, however, that unanimous consent of the Lenders shall be required for any prepayment (other than a prepayment to Broadcast Partners in accordance with Section 2.6A below) which is not applied pro rata to the Lenders in accordance with Section 8.2. Prepayment penalties will be required as indicated below:

                  (a) The Borrower may prepay in full without penalty the principal loan amounts outstanding under all Notes which bear interest at a fixed rate in accordance with Section 2.2 hereof, if such prepayment occurs on June 30, 1999 and the Borrower has given the Banks at least 30 days prior written notice of its intention to make such prepayment.

                  (b) If a prepayment of a Note which bears interest at a fixed rate in accordance with Section 2.2 hereof occurs other than in accordance with (a) above, the Borrower shall pay to the respective Bank payee thereof, at such payee's option, either: (1) the Make-Whole Premium due in respect of such prepayment; or (2) a prepayment fee equal to one and one-half percent (1.50%) of the amount of such prepayment.

                  (c) The Borrower shall not be obligated to pay a Make-Whole Premium or prepayment fee to Broadcast Partners or to any Bank payee of a Note which bears interest at a floating rate indexed to New York Prime.

                  (b) The sections of Articles IV, V, and VII of the Agree-ment set forth on Attachment A hereto shall be amended to read as set forth on Attachment A. All other sections of such articles of the Agreement shall remain in full force and effect.

                  (c) The last sentence of Section 8.1 of the Agreement shall be deleted in its entirety and the following shall be inserted in its place:

                           Notwithstanding the foregoing, unanimous approval shall be required for: (i) any reduction or compromise of the principal loan amount of the Notes, the amount or rate of interest accrued or accruing thereon or the fees due hereunder; (ii) extension of the date of any scheduled payment; (iii) permitting the sale of or releasing the security interest of the Lenders in Collateral which comprises more than ten percent (10%) of net book value of fixed assets of the Borrower; (iv) any amendment of Sections 8.1 or
                           8.2 hereof. A Lender's commitment hereunder may not be increased without the consent of such Lender, it being understood, however, that increases in the total facility hereunder may be made with the consent of the holders of more than two-thirds of the aggregate total outstanding obligations of the Borrower to the Lenders under the Agreement, so long as such increase does not result in the increase of any non-consenting Lender's commitment hereunder.

                  (d)      Add the following to the end of clause (a) of Section
                           8.2:

                           "and fees due to the Lenders and holders of the Related Bank Debt"

         Section 6. The Borrower hereby restates for the benefit of the Lenders the representations and warranties contained in Article IV of the Agreement, as amended by this First Amendment, and affirms that such representations and warranties are true and correct as of the date of this First Amendment.

         Section 7. This First Amendment may be executed in several counterparts and such counterparts together shall constitute one and the same instrument.

         Section 8. This First Amendment shall be effective upon the execution and delivery thereof by the parties hereto and the delivery of the applicable Notes, dated July 17, 1996, to Sumitomo, Mercantile, First Bank, Norwest, NBD, FNB-W and Broadcast Partners. Upon receipt of its replacement note and accrued and unpaid interest thereof through July 17, 1996, each of FNB-O, Farm Credit, FNB-W, NBD and Norwest agrees to surrender to the Borrower the Note dated May 3, 1996 which the Borrower had previously delivered to such Bank. Upon receipt of its replacement note and $14,661,900 plus accrued and unpaid interest, Broadcast Partners agrees to surrender to the Borrower the Note dated May 3, 1996 which the Borrower had previously delivered to Broadcast Partners. References in the Notes to the Loan Agreement shall be deemed amended to refer to the Loan Agreement as amended by this First Amendment. References in the Notes to the Security Agreement shall be deemed amended to refer to the Security Agreement as amended by the First Amendment to 1996 Restated Security Agreement dated as of June 28, 1996.

         IN WITNESS WHEREOF, the undersigned have executed this FIRST AMENDMENT TO 1996 TERM CREDIT AGREEMENT dated as of July 17, 1996.


                                            DATA TRANSMISSION NETWORK
                                            CORPORATION


                                            By
                                               Title:

4511J

                                            FIRST NATIONAL BANK OF OMAHA


                                            By
                                               Title:






NOTICE: A credit agreement must be in writing to be enforceable under Nebraska law. To protect you and us from any misunderstandings or disappointments, any contract, promise, undertaking, or offer to forebear repayment of money or to make any other financial accommodation in connection with this loan of money or grant or extension of credit, or any amendment of, cancellation of, waiver of, or substitution for any or all of the terms or provisions of any instrument or document executed in connection with this loan of money or grant or extension of credit, must be in writing to be effective.

                                            INITIALED:


                                            Borrower

                                            THE SUMITOMO BANK, LIMITED


                                            By
                                               Title:


                                            By
                                               Title:







NOTICE: A credit agreement must be in writing to be enforceable under Nebraska law. To protect you and us from any misunderstandings or disappointments, any contract, promise, undertaking, or offer to forebear repayment of money or to make any other financial accommodation in connection with this loan of money or grant or extension of credit, or any amendment of, cancellation of, waiver of, or substitution for any or all of the terms or provisions of any instrument or document executed in connection with this loan of money or grant or extension of credit, must be in writing to be effective.

                                            INITIALED:


                                            Borrower

                                            FIRST NATIONAL BANK, WAHOO,
                                            NEBRASKA


                                            By
                                               Title:








NOTICE: A credit agreement must be in writing to be enforceable under Nebraska law. To protect you and us from any misunderstandings or disappointments, any contract, promise, undertaking, or offer to forebear repayment of money or to make any other financial accommodation in connection with this loan of money or grant or extension of credit, or any amendment of, cancellation of, waiver of, or substitution for any or all of the terms or provisions of any instrument or document executed in connection with this loan of money or grant or extension of credit, must be in writing to be effective.

                                            INITIALED:


                                            Borrower

                                            NBD BANK


                                            By
                                               Title:










NOTICE: A credit agreement must be in writing to be enforceable under Nebraska law. To protect you and us from any misunderstandings or disappointments, any contract, promise, undertaking, or offer to forebear repayment of money or to make any other financial accommodation in connection with this loan of money or grant or extension of credit, or any amendment of, cancellation of, waiver of, or substitution for any or all of the terms or provisions of any instrument or document executed in connection with this loan of money or grant or extension of credit, must be in writing to be effective.

                                            INITIALED:


                                            Borrower

                                            NORWEST BANK NEBRASKA, N.A.


                                            By
                                               Title:












NOTICE: A credit agreement must be in writing to be enforceable under Nebraska law. To protect you and us from any misunderstandings or disappointments, any contract, promise, undertaking, or offer to forebear repayment of money or to make any other financial accommodation in connection with this loan of money or grant or extension of credit, or any amendment of, cancellation of, waiver of, or substitution for any or all of the terms or provisions of any instrument or document executed in connection with this loan of money or grant or extension of credit, must be in writing to be effective.

                                            INITIALED:


                                            Borrower

                                            FARM CREDIT SERVICES OF THE
                                            MIDLANDS, PCA


                                            By
                                               Title:










NOTICE: A credit agreement must be in writing to be enforceable under Nebraska law. To protect you and us from any misunderstandings or disappointments, any contract, promise, undertaking, or offer to forebear repayment of money or to make any other financial accommodation in connection with this loan of money or grant or extension of credit, or any amendment of, cancellation of, waiver of, or substitution for any or all of the terms or provisions of any instrument or document executed in connection with this loan of money or grant or extension of credit, must be in writing to be effective.

                                            INITIALED:


                                            Borrower

                                            MERCANTILE BANK OF
                                             ST. LOUIS, N.A.


                                            By
                                               Title:










NOTICE: A credit agreement must be in writing to be enforceable under Nebraska law. To protect you and us from any misunderstandings or disappointments, any contract, promise, undertaking, or offer to forebear repayment of money or to make any other financial accommodation in connection with this loan of money or grant or extension of credit, or any amendment of, cancellation of, waiver of, or substitution for any or all of the terms or provisions of any instrument or document executed in connection with this loan of money or grant or extension of credit, must be in writing to be effective.

                                            INITIALED:


                                            Borrower

                                            FIRST BANK, NATIONAL
                                             ASSOCIATION


                                            By
                                               Title:










NOTICE: A credit agreement must be in writing to be enforceable under Nebraska law. To protect you and us from any misunderstandings or disappointments, any contract, promise, undertaking, or offer to forebear repayment of money or to make any other financial accommodation in connection with this loan of money or grant or extension of credit, or any amendment of, cancellation of, waiver of, or substitution for any or all of the terms or provisions of any instrument or document executed in connection with this loan of money or grant or extension of credit, must be in writing to be effective.

                                            INITIALED:


                                            Borrower

                                            BROADCAST PARTNERS


                                            By
                                               Title:










NOTICE: A credit agreement must be in writing to be enforceable under Nebraska law. To protect you and us from any misunderstandings or disappointments, any contract, promise, undertaking, or offer to forebear repayment of money or to make any other financial accommodation in connection with this loan of money or grant or extension of credit, or any amendment of, cancellation of, waiver of, or substitution for any or all of the terms or provisions of any instrument or document executed in connection with this loan of money or grant or extension of credit, must be in writing to be effective.

                                            INITIALED:


                                            Borrower




4511J

                                  ATTACHMENT A
                                       TO
                  FIRST AMENDMENT TO 1996 TERM CREDIT AGREEMENT


         4.1 Corporate Existence. It and each of its Subsidiaries, if any, is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and duly qualified and in good standing in all states where it is doing business except where the failure to be so qualified would not have a material adverse effect on it and it has full power and authority to own and operate its properties and to carry on its business. As of July 12, 1996, the Borrower has no Subsidiaries.

         4.2 Corporate Authority. It has full corporate power, authority and legal right to execute, deliver and perform the Operative Documents to which it is a party, and all other instruments and agreements contemplated hereby and thereby, and to perform its obligations hereunder and thereunder; and such actions have been duly authorized by all necessary corporate action, and are not in conflict with any applicable law or regulation, or any order, judgment or decree of any court or other governmental agency or instrumentality or its articles of incorporation or bylaws, or with any provisions of any indenture, contract or agreement to which it or any of its Subsidiaries is a party or by which it or any of its Subsidiaries or any of its or their property may be bound.

         4.3 Validity of Agreements. The Borrower's Operative Documents have been duly authorized, executed and delivered and constitute its legal, valid and binding agreements, enforceable against the Borrower in accordance with their respective terms (except to the extent that enforcement thereof may be limited by any applicable bankruptcy, reorganization, moratorium or similar laws now or hereafter in effect, or by principles of equity).

         4.4 Litigation. Neither the Borrower nor any Subsidiary is a party to any pending lawsuit or proceeding before or by any court or governmental body or agency, which is likely to have a materially adverse effect on the Borrower's ability to perform its obligations under its Operative Documents; nor is the Borrower aware of any threatened lawsuit or proceeding, to which it or any Subsidiary may become a party or of any investigation of any Court or governmental body or agency into its affairs, which if instituted would have a material adverse effect upon the Borrower's ability to perform its obligations under its Operative Documents.

         4.6 Defaults Under Other Documents. Neither the Borrower nor any Sub-sidiary is in default or in violation (nor has any event occurred which, with notice or lapse of time or both, would constitute a default or violation) under any document or any agreement or instrument to which it may be a party or under which it or any of its properties may be bound and the result of which would have a material adverse effect upon the Borrower's ability to perform its obligations under its Operative Documents.

         4.7 Judgments. There are no outstanding or unpaid judgments (which are not adequately bonded) of the Borrower or any Subsidiary which would have a material adverse effect upon the Borrower's ability to perform its obligations under its Operative Documents.

         4.8 Compliance with Laws. Neither the Borrower nor any Subsidiary is in violation of any laws, regulations or judicial or governmental decrees in any respect which could have any material adverse effect upon the validity or enforceability of any of the terms of the Borrower's Operative Documents or which could have a material adverse effect upon the Borrower's ability to perform its obligations under its Operative Documents.

4.9 Taxes. All tax returns of the Borrower and its Subsidiaries for material taxes required to be filed have been filed or extensions permitted by law have been obtained; all taxes of the Borrower and its Subsidiaries of a material nature and which are due and payable as reflected on such returns have been paid, other than taxes which are due but for which only a nominal late payment penalty is payable and for which the taxing authority is not yet entitled to enforce its remedies for payment thereof and other than taxes being contested in good faith and with respect to which adequate reserves have been established; and no material amounts of taxes of the Borrower and its Subsidiaries not reflected on such returns are payable. 4.11 Pension Benefits. Neither the Borrower nor any Subsidiary maintains a "Plan" as defined in Section 3 of the Employees Retirement Income Security Act of 1974 ("ERISA"), or each such entity is in compliance with the minimum funding requirements with respect to any such "Plan" maintained by it and it has not incurred any material liability to the Pension Benefit Guaranty Corporation ("PBGC") or otherwise under ERISA in connection with any such Plan.

         4.13 Financial Condition. The financial condition of the Borrower an its Subsidiaries is truly and accurately set forth in the most recent financial statement which has been provided to the Lenders and no material adverse change has occurred which would make such financial statement inaccurate or misleading.

         5.1  Financial Reports.

                  (a) Within forty-five (45) days after the end of each month, the Borrower, at its sole expense, shall furnish the Lenders a consolidated balance sheet and statement of earnings of the Borrower and its consolidated Subsidiaries, and such financial statements on a consolidating basis as to the Borrower, all such financial statements to be prepared in accordance with generally accepted accounting principles consistently applied and certified as completed and correct, subject to normal changes resulting from year-end audit adjustments, by the chief financial officer of the Borrower.

                  (b) Within ninety (90) days after the close of the Borrower's fiscal year, the Borrower, at its sole expense, shall furnish the
         Lenders: (i) a consolidated balance sheet and statement of earnings of the Borrower and its consolidated Subsidiaries, certified by Deloitte & Touche, or other independent certified public accountants acceptable to the Lenders, that such financial reports fairly present the financial condition of the Borrower and its consolidated Subsidiaries and have been prepared in accordance with generally accepted accounting principles consistently applied; and (ii) a certificate from such accountants certifying that in making the requisite audit for certification of the Borrower's financial statements, the auditors either (1) have obtained no knowledge, and are not

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         otherwise aware of, any condition or event which constitutes an Event of Default or which with the passage of time or the giving of notice would constitute an Event of Default under Sections 5.3, 5.4, 5.7, 5.9(b), 5.9(d) or 5.11; or (2) have discovered such condition or event, as specifically set forth in such certificate, which constitutes an Event of Default or which with the passage of time or the giving of notice would constitute an Event of Default under such Sections. The auditors shall not be liable to the Lenders by reason of the auditors' failure to obtain knowledge of such event or condition in the ordinary course of their audit unless such failure is the result of negligence or willful misconduct in the performance of the audit.

                  (c) Within thirty (30) days after submission to the Securities and Exchange Commission, the Borrower shall provide to the Lenders copies of its Forms 10K and 10Q, as submitted to the Securities and Exchange Commission during the term of this Agreement.

                  (d) Within twenty (20) days after the end of each quarter, the Borrower, at its expense, shall furnish the Lenders a certificate of the chief financial officer of the Borrower in the form of Exhibit C, setting forth such information (including detailed calculations) sufficient to verify the conclusions of such officer after due inquiry and review, that:

                           (i) The Borrower and each Subsidiary, either (y) is in compliance with the requirements set forth in this Agreement or (z) is NOT in compliance with the foregoing for reasons specifically set forth therein; and

                           (ii) The chief financial officer of the Borrower has reviewed or caused to be reviewed all of the terms of the Operative Documents of the Borrower and that such review either (1) has NOT disclosed the existence of any condition or event which constitutes an event of default or any condition or event which with the passage of time or the giving of notice would constitute an event of default under the Operative Documents or (2) has disclosed the existence of a condition or event which constitutes an event of default, or a condition or event which with the passage of time or the giving of notice would constitute an event of default, under the aforesaid instrument or instruments and the specific condition or event is specifically set forth.

                  (e) The Borrower shall provide the Lenders with such other financial reports and statements as the Lenders may reasonably request.

         5.4  Indebtedness.

                  (a) The Borrower shall not at any time permit the sum of the Total Indebtedness to the Lenders and the holders of the Related Bank Debt to exceed forty-eight (48) times Operating Cash Flow.

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                  (b)  The Borrower shall not at any time permit consolidated
         Total Indebtedness to exceed 350% of Net Worth.

                  (c) On the day the Borrower or a Subsidiary becomes liable with respect to any debt and immediately after giving effect thereto and to the concurrent retirement of any other debt, the sum of Total Indebtedness, plus the amount of any outstanding subordinated debt of the Borrower and its Subsidiaries, plus the contingent obligations of the Borrower and its Subsidiaries under any guaranty of the debt of any other person or entity (other than unsecured debt of a Subsidiary incurred in the ordinary course of business for other than borrowed money or to finance the purchase price of any property or business) shall not exceed an amount equal to sixty (60) times Operating Cash Flow at such date.

         5.6 Notice of Default. The Borrower shall give to the Lenders prompt written notification of the existence or occurrence of:

                  (a) any fact or event which results, or which with notice or the passage of time, or both, would result in an Event of Default hereunder;

                  (b) any proceedings instituted by or against the Borrower in any federal, state or local court or before any governmental body or agency, or before any arbitration board, or any such proceedings threatened against the Borrower by any governmental agency, which is likely to have a material adverse effect upon the Borrower's ability to perform its obligations under its Operative Documents;

                  (c) any default or event of default involving the payment of money under any agreement or instrument which is material to the Borrower or any Subsidiary to which such entity is a party or by which it or any of its property may be bound, and which default or event of default would have a material adverse effect upon the Borrower's ability to perform its obligations under its Operative Documents; and
                  (d) the Borrower shall give immediate notice of the commence-ment of any proceeding under the Federal Bankruptcy Code by or against the Borrower or any Subsidiary.

         5.7  Distributions.

                  (a) Neither Borrower nor any Subsidiary shall declare any dividends or make any cash distribution in respect of any shares of its capital stock or warrants of its capital stock, without the prior written consent of the Lenders; provided, however, that the Borrower may declare stock dividends; provided, further, that the Borrower need not obtain the Lenders' consent with respect to (i) dividends in any one (1) year which are, in aggregate, less than 25% of the Borrower's net operating profit after taxes in the previous four (4) quarters, as reported to the Lenders pursuant to Section 5.1; or (ii) dividends or distributions from any consolidated Subsidiary.

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                  (b)  Neither the Borrower nor any Subsidiary other than a Sub-
         sidiary which is wholly-owned by the Borrower shall purchase, redeem, or otherwise retire any shares of its capital stock or warrants of its capital stock if, immediately after the making of such purchase or redemption, the Borrower or any Subsidiary will be in default of any other covenant or provision of this Agreement (including, without limitation, the covenants and provisions pertaining to minimum net worth and limitations on indebtedness).

         5.8 Compliance with Law and Regulations. The Borrower and each Sub-sidiary shall comply in all material respects with all applicable federal and state laws and regulations.

         5.9 Maintenance of Property; Accounting; Corporate Form; Taxes; Insurance.

                  (a) The Borrower and each Subsidiary shall maintain its pro-perty in good condition in all material respects, ordinary wear and tear excepted, and make all renewals, replacements, additions, betterments and improvements thereto necessary for the efficient operation of its business.

                  (b) The Borrower and each Subsidiary shall keep true books of record and accounts in which full and correct entries shall be made of all its business transactions, all in accordance with generally accepted accounting principles consistently applied.

                  (c) The Borrower and each Subsidiary shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate form of existence as is necessary for the continuation of its business in substantially the same form, except where such failure to do so with respect to any Subsidiary would not have a material adverse effect on the ability of the Borrower to perform its obligations under the Operative Documents.

                  (d) The Borrower and each Subsidiary shall pay all taxes, as-sessments and governmental charges or levies imposed upon it or its property; provided, however, that the Borrower or any Subsidiary shall not be required to pay any of the foregoing taxes which are being diligently contested in good faith by appropriate legal proceedings and with respect to which adequate reserves have been established.

                  (e) The Borrower shall maintain or cause to be maintained liability insurance and casualty insurance upon the Collateral
         (excluding equipment or inventory provided to Subscribers in the ordinary course of business) and other tangible assets owned by it and its Subsidiaries. The Borrower shall name FNB-O as agent for the Lenders and the holders of the Related Bank Debt as the loss payee on all such casualty insurance, and as an additional insured on all such liability insurance and shall provide the Lenders with evidence of such insurance upon request.

         5.11 Guaranties. Neither the Borrower nor any Subsidiary shall guar-anty or become responsible for the indebtedness of any other person or entity; provided, however, that a

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
Subsidiary may guaranty the obligation of the Borrower; provided further, that the Borrower may guaranty the obligations of a Subsidiary so long as no Event of Default (or not event or occurrence which with the passage of time or notice, or both, would become an Event of Default) has occurred or will occur hereunder, taking into account such guaranty and indebtedness.

         5.12 Collateral. Neither the Borrower nor any Subsidiary shall incur or permit to exist any mortgage, pledge, lien, security interest or other encumbrance on the Collateral, except as permitted in the Security Agreement. Subject to Section 5.4(b), the foregoing shall not be construed to prohibit the Borrower or any Subsidiary from acquiring leased equipment in the ordinary course of business. Without limiting the generality of the foregoing, the Borrower covenants and agrees that it shall on request enforce for the benefit of the Lenders and the holders of the Related Bank Debt, but at the sole expense of the Borrower, any and all rights and remedies (including, without limitation, rights to indemnity), that it may have with respect to the existence of any liens, security interests or other encumbrances that may exist on the property of the Borrower acquired from Broadcast Partners under the Purchase Agreement. Notwithstanding anything else to the contrary herein or in the Operative Documents, Broadcast Partners shall have no right to share in the proceeds of any such recovery which constitutes the proceeds of any indemnity claim by the Borrower under the Purchase Agreement.

         5.14 Notice of Change in Ownership or Management. During the term of this Agreement, the Borrower shall give the Lenders notice of the occurrence of any of the following described events, which notice shall be given as soon as the Borrower obtains notice or knowledge thereof:

                  (a) any change, directly or indirectly, in the existing con-trolling interest in the Borrower; or

                  (b) any material adverse change in its management personnel. A material adverse change in the Borrower's management personnel shall be deemed to have occurred if any one (1) of the following has occurred with respect to two of the four (4) individuals who are both officers and members of the Board of Directors of the Borrower: (i) the resignation, retirement, or voluntary or involuntary termination of employment and/or status of such persons as officers and directors of the Borrower; (ii) any announcement, notice of intent, resolution or similar advance notice with respect to the matters referenced in the foregoing clause; or (iii) the death, disability or legal incompetence of such persons.

         5.16 Subordinated Debt. Neither the Borrower nor any Subsidiary shall incur any subordinated debt or issue any preferred stock or warrants for preferred stock except upon the prior written consent of the Lenders. Neither the Borrower nor any Subsidiary shall make any voluntary or optional prepayment on any subordinated debt without the prior written consent of the Lenders. Similarly, the Borrower shall not amend its articles of incorporation or any other documents or agreements relating to the issuance of subordinated debt, preferred stock or warrants for preferred stock without the prior written consent of the Lenders. The indebtedness to Broadcast Partners under the Notes shall not be considered subordinated debt.

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         5.17  Subsidiaries.  The Borrower shall give prompt written notice to the Lenders of the Borrower's intent to acquire, or the Borrower's acquisition of, any Subsidiary. Prior to the creation or acquisition of such Subsidiary, the Borrower (i) shall cause a first security interest in the assets of such Subsidiary to be perfected in favor of FNB-O, as agent for the Lenders and the holders of the Related Bank Debt, and (ii) shall cause the Subsidiary to enter into a security agreement, to execute and file such financing statements and to provide opinions all in form satisfactory to the Lenders and the holders of the Related Bank Debt, as to compliance with this section.

         5.18 Amendments to Purchase Agreement. The Borrower shall not amend the Purchase Agreement without the prior written consent of the Lenders.

         7.1 Events of Default. Any of the following shall be deemed an event of default under this Agreement (an "Event of Default"):

                  (a) Any payment of principal required by any of the Operative Documents shall not be paid when due.

                  (b) Any payment of interest or other fees due hereunder or under any of the Operative Documents shall not be paid within fifteen
         (15) calendar days after the date on which such payment was invoiced or due.

                  (c) Any representation or warranty of the Borrower under any of the Operative Documents, or any financial reports or statements or certificates submitted pursuant to this Agreement, shall prove to have been false in any material respect when made.

                  (d) A failure of the Borrower or any Subsidiary to comply with any requirement or restriction applicable to such entity and contained in Sections 5.1, 5.2, 5.3, 5.4, 5.7, 5.11, 5.12, 5.13, 5.14,
         5.15 or 5.16 of this Agreement.

                  (e) A failure of the Borrower or any Subsidiary to comply with any requirement or restriction contained in any provision of the Operative Documents not otherwise specified in this Article VI, which failure remains unremedied for ten (10) days following receipt of notice from FNB-O on behalf of the Lenders.

                  (f) The occurrence of a default or a breach of any of the ob-ligations of the Borrower or any Subsidiary (other than obligations of such Subsidiary to the Borrower) under any note, loan agreement, preferred stock, subordinated debt instrument or agreement, or any other agreement evidencing an obligation to repay borrowed money.

                  (g) The entry of a final judgment against the Borrower or any Subsidiary for the payment of money, which is not covered by insurance, and the expiration of thirty (30) days from the date of such entry during which the judgment is not discharged in full or stayed.

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                  (h)  The occurrence of any one or more of the following:

                           (1) The Borrower or any Subsidiary shall file a vol-untary petition in bankruptcy or an order for relief shall be entered in a bankruptcy case as to such entity or shall file any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors; or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of such entity or of all or any part of its property, or of any or all of the royalties, revenues, rents, issues or profits thereof, or shall make any general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts or shall generally not pay its debts as they become due; or

                           (2)  A court of competent jurisdiction shall enter an
                  order, judgment or decree approving a petition filed against the Borrower or any Subsidiary seeking any reorganization, dissolution or similar relief under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, and such order, judgment or decree shall remain unvacated and unstayed for an aggregate of thirty (30) days (whether or not consecutive) from the first date of entry thereof; or any trustee, receiver or liquidator of the Borrower or any Subsidiary or of all or any part of its property, or of any or all of the royalties, revenues, rents, issues or profits thereof, shall be appointed without the consent or acquiescence of such entity and such appointments shall remain unvacated and unstayed for an aggregate of thirty (30) days (whether or not consecutive); or

                           (3) A writ of execution or attachment or any similar process shall be issued or levied against all or any part of or interest in the Collateral, or any judgment involving monetary damages shall be entered against the Borrower or any Subsidiary which shall become a lien on the Collateral or any portion thereof or interest therein and such execution, attachment or similar process or judgment is not released, bonded, satisfied, vacated or stayed within thirty (30) days after its entry or levy.

                  (i) Any event of default shall occur under any Operative Document.

                  (j) A change shall occur after November 8, 1993, directly or indirectly, in the ownership or control of the Borrower; provided, however, that changes in the ownership or control of, or new issuances of, voting common stock which do not exceed, cumulatively, 50% of the total issued and outstanding shares of the Borrower as of September 30, 1993 shall not be deemed an Event of Default under this Section 7.1(j); provided further, that acquisitions of additional shares by members of the existing executive management group of the Borrower shall not be counted as changes in the ownership or control of the Borrower under this Section 7.1(j). For purposes of computing the total issued and outstanding shares as of September 30, 1993, warrants and options for such shares shall be included.

                  (k) An Event of Default shall occur under any Related Bank Debt or the Related Loan Agreement and the expiration of any applicable cure period thereunder.

                  (l) The Borrower shall be obligated to prepay all or any por-tion of its subordinated debt as a result of a Change of Control.

                  (m) The Borrower pays, or is determined to be obligated to pay, any indemnity to Broadcast Partners under the Purchase Agreement in excess of $1,000,000 in the aggregate.

4511J/27





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